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                                                                    EXHIBIT 99.1

[BUCKLE, INC. LOGO]                                             THE BUCKLE, INC.

                                             2407 W. 24th St. Kearney, NE  68845

                                           P.O. Box 1480 Kearney, NE  68848-1480

                                                             PHONE: 308-236-8491

                                                               FAX: 308-236-4493


FOR IMMEDIATE RELEASE:  December 16, 2003                    WEB: www.buckle.com

CONTACT:          Karen B. Rhoads, Chief Financial Officer
                  THE BUCKLE, INC.
                  308/236-8491

                                                           FOR IMMEDIATE RELEASE


                                THE BUCKLE, INC.
                           REPORTS QUARTERLY DIVIDEND


KEARNEY, NE, December 16, 2003 -- The Buckle, Inc. (NYSE/BKE) announced that at its quarterly meeting of the Board of Directors, held on December 15, 2003, the Board authorized a $.10 per share quarterly dividend payment to be paid to shareholders of record at the close of business on January 15, 2004 and payable on January 27, 2004.

Headquartered in Kearney, Nebraska, The Buckle, Inc. is a retailer of casual apparel, footwear and accessories for young men and women. It currently operates 320 retail stores in 38 states.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995; All forward looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors which may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

       News releases and other information about The Buckle, Inc., can be found on the Internet at www.buckle.com